UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2023
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

990 Town and Country Boulevard,	Houston,	Texas			77024-2217
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 21, 2023, J. Kent Wells notified Marathon Oil Corporation (the “Company”) that he would not stand for re-election as a director of the Company at the 2023 Annual Meeting of Stockholders. Mr. Wells has served on the Board since 2019 and will continue to serve on the Board through the end of his term on May 24, 2023. Mr. Wells’ decision not to stand for re-election was not the result of any disagreement relating to the Company’s operations, policies or practices. Following the end of his term, the size of the Board will be set at eight. The Company thanks Mr. Wells for his service.

Item 7.01. Regulation FD Disclosure.

On February 24, 2023, the Company announced that it had delivered to The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, PNC Capital Markets LLC, in its capacity as Senior Remarketing Agent, and U.S. Bancorp Investments, Inc., in its capacity as Co-Remarketing Agent, a Conditional Notice of Conversion of up to $200 million of bonds constituting a sub-series of the $1 billion Parish of St. John the Baptist, State of Louisiana (the “Issuer”) Revenue Refunding Bonds (Marathon Oil Corporation Project) Series 2017 (the “2017 Bonds”) issued by the Issuer for the benefit of the Company on December 18, 2017 and designated the sub-series 2017A-1 bonds (the “Sub-Series 2017A-1 Bonds”). The Sub-Series 2017A-1 Bonds are anticipated to be remarketed and converted to a new term rate. The Company has the right to cancel the conversion of some or all of the $200 million of Sub-Series 2017A-1 Bonds due to market conditions; however, even if the conversion is cancelled, the Sub-Series 2017A-1 Bonds will still be subject to mandatory tender and purchase on April 3, 2023.

Any future material information regarding the Sub-Series 2017A-1 Bonds or the 2017 Bonds will be available on the website of the Municipal Securities Rulemaking Board via its Electronic Municipal Market Access system at www.msrb.org.

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities that the Company assumes, plans, expects, believes or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward- looking statements are based on the Company’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the conditional notice of conversion of the Sub-Series 2017A-1 Bonds. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected. Information concerning these risks and other factors can be found in the Company's 2022 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases, available at www.marathonoil.com. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

February 24, 2023	By:	/s/ Rob L. White

Name: Rob L. White
Title: Vice President, Controller and Chief Accounting Officer